As filed with the Securities and Exchange Commission on August 8, 2018.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GRAFTECH INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3620 (Primary Standard Industrial Classification Code Number)	27-2496053 (I.R.S. Employer Identification No.)

982 Keynote Circle

Brooklyn Heights, OH 44131

(216) 676-2000

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

David J. Rintoul

Chief Executive Officer

GrafTech International Ltd.

982 Keynote Circle

Brooklyn Heights, OH 44131

(216) 676-2000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

(Copies of all communications, including communications sent to agent for service)

Sandra L. Flow, Esq. Adam Fleisher, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000	William V. Fogg, Esq. D. Scott Bennett, Esq. Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, New York 10019 (212) 474-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  Registration No. 333-226609

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(1)(2)(3)	Amount of registration fee
Common stock, $0.01 par value per share	3,450,000	$20.00	$69,000,000	$8,590.50

(1)                                  Includes shares of common stock to be sold by the selling stockholder and shares to be sold upon exercise of the underwriters’ option to purchase additional shares.

(2)                                  Based on the public offering price.

(3)                                  The registrant previously registered securities on a Registration Statement on Form S-1 (Registration No. 333-226609), which was declared effective on August 8, 2018. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $69,000,000 is hereby registered.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 (the “462(b) Registration Statement”) is being filed pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act of 1933, as amended, for the purpose of registering an additional 3,450,000 shares of common stock, par value $0.01 per share (“Common Stock”), of GrafTech International Ltd. (the “Company”), a Delaware corporation. This 462(b) Registration Statement relates to a secondary offering of shares of Common Stock contemplated by the Registration Statement on Form S-1 (File No. 333-226609), which was initially filed on August 6, 2018, and which, as amended, was declared effective by the Securities and Exchange Commission (the “Commission”) on August 8, 2018. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1 (File No. 333-226609), including all exhibits thereto and the power of attorney related thereto, are hereby incorporated by reference into this 462(b) Registration Statement and shall be deemed part of this Rule 462(b) Registration Statement. This Rule 462(b) Registration Statement includes the registration statement facing page, this page, an exhibit index, the signature page, an opinion of counsel regarding the legality of the securities being registered and a related consent, and the consent of the Company’s independent registered public accounting firm.

The Company hereby (i) undertakes to pay the Commission the filing fee set forth on the cover page of this Rule 462(b) Registration Statement by a wire transfer of such amount as soon as practicable (but no later than the close of business on August 9, 2018) and (ii) certifies that it has sufficient funds in the relevant account to cover the amount of such filing fee.

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EXHIBIT INDEX

Exhibit number	Description of exhibit
5.1	Opinion of Richards, Layton & Finger, P.A.
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Brooklyn Heights, State of Ohio on August 8, 2018.

GrafTech International Ltd.
By:	/s/ DAVID J. RINTOUL
David J. Rintoul
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

	/s/ DAVID J. RINTOUL	President, Chief Executive Officer and Director (Principal Executive Officer)	August 8, 2018
David J. Rintoul

	/s/ QUINN J. COBURN	Chief Financial Officer, Vice President Finance and Treasurer (Principal Financial and Accounting Officer)	August 8, 2018
Quinn J. Coburn

*
	Denis A. Turcotte	Chairman and Director	August 8, 2018

*
	Jeffrey C. Dutton	Director	August 8, 2018

*
	Ron A. Bloom	Director	August 8, 2018

*
	Brian L. Acton	Director	August 8, 2018

*
	Michel J. Dumas	Director	August 8, 2018

*
	Anthony R. Taccone	Director	August 8, 2018

*By:	/s/ QUINN J. COBURN
Quinn J. Coburn
as Attorney-in-Fact

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